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                                                                   Exhibit 2.2

                            AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of February ____, 2000 by and between iPrint, Inc., a California corporation ("iPrint California"), and Delaware iPrint, Inc., a Delaware corporation ("iPrint Delaware").

                                    WITNESSETH:

       WHEREAS, iPrint Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

       WHEREAS, iPrint California is a corporation duly organized and existing under the laws of the State of California;

       WHEREAS, on the date of this Merger Agreement, iPrint Delaware has authority to issue 100,000,000 shares of Common Stock, par value $0.001 per share (the "iPrint Delaware Common Stock"), of which 1,000 shares are issued and outstanding and owned by iPrint California and 34,806,164 shares of Preferred Stock, par value $0.001 per share (the "iPrint Delaware Preferred Stock), of which no shares are issued or outstanding;

       WHEREAS, on the date of this Merger Agreement, iPrint California has authority to issue 30,000,000 shares of Common Stock (the "iPrint California Common Stock"), of which ___________ shares are issued and outstanding, and 32,806,164 shares of Preferred Stock (the "iPrint California Preferred Stock"), of which _________ shares are issued and outstanding;

       WHEREAS, the respective Boards of Directors for iPrint Delaware and iPrint California have determined that, for the purpose of effecting the reincorporation of iPrint California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that iPrint California merge with and into iPrint Delaware upon the terms and conditions herein provided; and

       WHEREAS, the respective Boards of Directors of iPrint Delaware and iPrint California, the shareholders of iPrint California, and the sole stockholder of iPrint Delaware have adopted and approved this Merger Agreement;

       NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, iPrint California and iPrint Delaware hereby agree to merge as follows:

       1. MERGER. iPrint California shall be merged with and into iPrint Delaware, and iPrint Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

       2. GOVERNING DOCUMENTS. The Certificate of Incorporation of iPrint Delaware shall continue to be the Certificate of Incorporation of iPrint Delaware as the surviving Corporation. Article FIRST of the Restated Certificate of Incorporation of iPrint Delaware shall be amended to read as follows:


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       FIRST:  The name of the Corporation is iPrint.com, inc.

       The Bylaws of iPrint Delaware, in effect on the Effective Date, shall continue to be the Bylaws of iPrint Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

       3. DIRECTORS AND OFFICERS. The directors and officers of iPrint California shall become the directors and officers of iPrint Delaware upon the Effective Date and any committee of the Board of Directors of iPrint California shall become the members of such committees for iPrint Delaware.

       4. SUCCESSION. On the Effective Date, iPrint Delaware shall succeed to iPrint California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

       5. FURTHER ASSURANCES. From time to time, as and when required by iPrint Delaware or by its successors and assigns, there shall be executed and delivered on behalf of iPrint California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in iPrint Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of iPrint California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of iPrint Delaware are fully authorized in the name and on behalf of iPrint California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

       6.     STOCK OF IPRINT CALIFORNIA.

              a. COMMON STOCK. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each one (1) share of iPrint California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of iPrint Delaware Common Stock.

              b. PREFERRED STOCK. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each one (1) share of each series of iPrint California Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of iPrint Delaware Preferred Stock of an equivalent series.

       7. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of iPrint California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of iPrint Delaware stock into which the shares of iPrint California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of iPrint Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to iPrint Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend


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and other distributions upon the shares of iPrint Delaware stock evidenced by such outstanding certificate as above provided.

       8. OPTIONS, WARRANTS AND ALL OTHER RIGHTS TO PURCHASE STOCK. Upon the Effective Date, each outstanding option, warrant or other right to purchase shares of iPrint California stock, including those options granted under the 1997 Stock Option Plan (the "Option Plan") of iPrint California, shall be converted into and become an option, warrant, or right to purchase the same number of shares of iPrint Delaware stock, and upon the same terms and subject to the same conditions as set forth in the Option Plan and other agreements entered into by iPrint California pertaining to such options, warrants, or rights. A number of shares of iPrint Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of iPrint California stock so reserved as of the Effective Date. As of the Effective Date, iPrint Delaware shall assume all obligations of iPrint California under agreements pertaining to such options, warrants, and rights, including the Option Plan, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

       9. OTHER EMPLOYEE BENEFIT PLANS. As of the Effective Date, iPrint Delaware hereby assumes all obligations of iPrint California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

       10. OUTSTANDING COMMON STOCK OF IPRINT DELAWARE. Forthwith upon the Effective Date, the One Thousand (1,000) shares of iPrint Delaware Common Stock presently issued and outstanding in the name of iPrint California shall be canceled and retired and resume the status of authorized and unissued shares of iPrint Delaware Common Stock, and no shares of iPrint Delaware Common Stock or other securities of iPrint Delaware shall be issued in respect thereof.

       11. COVENANTS OF IPRINT DELAWARE. iPrint Delaware covenants and agrees that it will, on or before the Effective Date:

              a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which iPrint California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of iPrint Delaware. In connection therewith, iPrint Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

              b. File any and all documents with the California Franchise Tax Board necessary to the assumption by iPrint Delaware of all of the franchise tax liabilities of iPrint California.

       12. AMENDMENT. At any time before or after approval and adoption by the stockholders of iPrint California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of iPrint Delaware and iPrint California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.


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       13.    ABANDONMENT.  At any time before the Effective Date, this Merger
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either iPrint California or iPrint Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of iPrint Delaware and the shareholders of iPrint California.

       14. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

       IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of iPrint California and iPrint Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                         DELAWARE IPRINT, INC. , a Delaware
                                         corporation



                                         By:
                                            -----------------------------------
                                            Royal P. Farros, President


                                         IPRINT, INC., a California corporation



                                         By:
                                            -----------------------------------
                                            Royal P. Farros, President


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                              CERTIFICATE OF SECRETARY

                                         OF

                               DELAWARE IPRINT, INC.

                              (a Delaware corporation)


       I, James P. McCormick, the Secretary of Delaware iPrint, Inc., a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its President and was duly approved and adopted by a unanimous vote of the outstanding stock entitled to vote thereon by written consent of the sole stockholder of the Corporation dated __________, ____________.

       Executed effective on the ___ day of __________________, 2000.







                                          -------------------------------------
                                          James P. McCormick, Secretary


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                             CERTIFICATE OF APPROVAL OF

                          AGREEMENT AND PLAN OF MERGER OF

                                    IPRINT, INC.

                             (a California corporation)


       Royal P. Farros and James P. McCormick certify that:

       1. They are the duly elected and acting President and Secretary, respectively, of iPrint, Inc., a California corporation (the "Corporation").

       2. This Certificate is attached to the Agreement and Plan of Merger dated as of ____________________, 2000, providing for the merger of the Corporation with and into a Delaware corporation.

       3. The Agreement and Plan of Merger in the form attached hereto (the "Merger Agreement") was approved by the Board of Directors of the Corporation at a meeting duly noticed and held on December 15, 1999.

       4. The total number of outstanding shares of the Corporation entitled to vote on the merger was ___________ shares of Common Stock, 4,083,594 shares of Series A Preferred Stock, 6,033,497 shares of Series B Preferred Stock, and 5,953,490 shares of Series C Preferred Stock. No shares of Series A-1,
Series B-1 or Series C-1 Preferred Stock are outstanding.

       5. The principal terms of the Merger Agreement were approved by an affirmative vote which exceeded the vote required, such vote being a majority of the total number of outstanding shares of Common Stock, and two-thirds of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a single class.

Dated:  _______________, 2000.




                                                 ------------------------------
                                                 Royal P. Farros, President



                                                 ------------------------------
                                                 James P. McCormick, Secretary




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       The undersigned, Royal P. Farros and James P. McCormick , President and
Secretary, respectively, of iPrint, Inc., a California corporation, declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

       Executed at Redwood City, California, on _______________, 2000.




                                                 ------------------------------
                                                 Royal P. Farros, President



                                                 ------------------------------
                                                 James P. McCormick, Secretary







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